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EXHIBIT 99.1

PRESS RELEASE BY VIACOM INC. AND BLOCKBUSTER ENTERTAINMENT CORPORATION DATED SEPTEMBER 19, 1994.
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FOR IMMEDIATE RELEASE

New York, New York, September 19, 1994 -- Viacom Inc. (AMEX: VIA and VIAB) and Blockbuster Entertainment Corporation (NYSE: BV) today announced that they have settled a class action suit brought by Blockbuster stockholders in connection with the proposed merger of Blockbuster into Viacom, as well as a separate shareholder complaint filed by Kathleen Passin, one of the shareholder plaintiffs. The Companies said that this resolves all pending litigation relating to the Viacom Blockbuster merger.

Terms of the settlements were not disclosed.

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Contacts:  Viacom Inc.                     Blockbuster Entertainment Corporation
           Nancy Bushkin                   Wally Knief
           212/258-6362                    305/832-3250